UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 14, 2025 (March 13, 2025)

Date of Report (Date of Earliest Event Reported)

Endo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Great Valley Parkway, Malvern, Pennsylvania 19355

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +1 (484) 216-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry Into a Material Definitive Agreement.

Transaction Agreement

On March 13, 2025, Endo, Inc. (the “Company” or “Endo”), entered into a Transaction Agreement (the “Transaction Agreement”), with Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”), and Salvare Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Mallinckrodt (“Merger Sub”).

The Transaction Agreement provides, among other things, and subject to the satisfaction or waiver of the conditions set forth therein, that (a) the memorandum and articles of association of Mallinckrodt will be amended by means of a scheme of arrangement (the “Articles Scheme Amendment”) under the Companies Act 2014 (the “Scheme”) and shareholder approval; (b) the memorandum and articles of association of Mallinckrodt will be further amended by shareholder approval following the Articles Scheme Amendment (together with the Articles Scheme Amendment, the “Articles Amendments”); and (c) Merger Sub will merge with and into the Company (such merger, the “business combination” and, together with the Articles Amendments, the “Transaction”), with the Company surviving the business combination as a wholly owned subsidiary of Mallinckrodt. As a result of the business combination, each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), other than certain excluded shares of Company Common Stock, will be cancelled and converted into the right to receive a number of ordinary shares of Mallinckrodt (the “Mallinckrodt Ordinary Shares”) (such number to be determined in accordance with the terms of the Transaction Agreement) and cash consideration (such consideration for all shares of Company Common Stock to be $80.0 million in the aggregate (subject to potential adjustments)) (together, the “Transaction Consideration”). The exchange ratio in the Transaction Agreement will be such that the Company’s shareholders will own 49.9% of the outstanding Mallinckrodt Ordinary Shares as of immediately following the effective time of the business combination.

The Board of Directors of the Company (the “Company Board”) has approved the Transaction Agreement and the transactions contemplated thereby, including the business combination, and has recommended that holders of shares of Company Common Stock approve, among other items, the business combination and adopt the Transaction Agreement. The board of directors of Mallinckrodt (the “Mallinckrodt Board”) has also approved the Transaction Agreement and the transactions contemplated thereby, including the issuance of Company Ordinary Shares in the business combination and the Articles Amendments.

Conditions to Closing

The completion of the Transaction is subject to the satisfaction or waiver of certain customary conditions to the closing of the Transaction (the “Closing”), including, but not limited to, (i) the approval of the Articles Amendments by Mallinckrodt’s shareholders; (ii) the adoption of the Transaction Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock; (iii) the sanction of the Scheme by the High Court of Ireland (iv) the effectiveness of the registration statement for the offer of the Mallinckrodt Ordinary Shares to be issued in the business combination; (v) receipt of certain required regulatory approvals, including but not limited to, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (vi) the absence of any statute, rule or regulation which prohibits or makes illegal the consummation of the Transaction and any order or injunction preventing the consummation of the Transaction; and (vii) the accuracy (subject to certain materiality standards) of the representations and warranties made by the parties and material compliance by the parties with the covenants contained in the Transaction Agreement.

Representations, Warranties and Covenants

The Transaction Agreement contains customary representations and warranties of the Company and Mallinckrodt, in each case generally subject to customary materiality qualifiers. The representations and warranties will not survive closing of the Transaction.

Additionally, the Transaction Agreement provides for customary pre-closing covenants of the Company and Mallinckrodt, including covenants requiring each of the Company and Mallinckrodt to use commercially reasonable efforts to conduct its respective business in the ordinary course consistent with past practice and refrain from taking certain specified actions without the other party’s consent during the pendency of the Transaction, in each case, subject to specified exceptions.

The Transaction Agreement provides that, from the date of the Transaction Agreement until the earlier to occur of the termination of the Transaction Agreement and the Merger Effective Time, the Company and Mallinckrodt will be subject to customary restrictions on their ability to solicit, initiate or facilitate competing acquisition proposals from third parties and to provide information to, participate in discussions and engage in negotiations with, third parties regarding any competing acquisition proposals, release third parties from standstill obligations, or withdraw, modify or fail to publicly affirm (in certain circumstances) the Company Board or Mallinckrodt Board’s recommendations in favor of the Transaction, subject to customary exceptions, including to allow the Company and Mallinckrodt, as applicable, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to a competing acquisition proposal, if the Company Board or Mallinckrodt Board, as applicable, determines in good faith after consultation with its outside legal and financial advisors that such competing acquisition proposal constitutes a superior proposal compared to the Transaction or would reasonably be expected to result in superior proposal. Each of the Company and Mallinckrodt are required to notify the other of any competing proposal, provide copies of written documentation and written correspondence related to such proposal, and give the other party a customary notice and match period before effecting a change of recommendation.

Termination Rights

The Transaction Agreement may be terminated under certain circumstances, including (i) by mutual consent of the Company and Mallinckrodt; (ii) by either the Company or Mallinckrodt if the approval of the Company’s or Mallinckrodt’s shareholders for the Transaction is not obtained at their respective shareholder meetings; (iii) by either the Company or Mallinckrodt if the closing has not occurred by December 15, 2025, subject to two automatic three month extensions, subject to certain conditions, if required regulatory approvals are not obtained; (iv) by either the Company or Mallinckrodt if there is a final and nonappealable injunction, restraint or prohibition permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction; (v) by the Company if Mallinckrodt (in the case of termination by the Company) or Mallinckrodt if the Company (in the case of termination by Mallinckrodt) breaches or fails to perform in any material respect its covenants or if any of its representations or warranties are inaccurate, such that the conditions to closing for the terminating party fail to be satisfied (subject to a cure period); or (vi) by either party if the board of the other party has made an adverse change to its recommendation that its shareholders vote in favor of the Transaction or if the other party willfully breaches its covenant not to solicit competing proposals.

The Company is required to pay Mallinckrodt a termination fee of $83 million if the Transaction Agreement is terminated under certain circumstances, including (i) by Mallinckrodt if the Company Board has made an adverse change to its recommendation that the Company’s shareholders vote in favor of the Transaction or if the Company has willfully breached its covenant not to solicit competing proposals; (ii) a competing proposal for the acquisition of the Company is announced, and within 12 months of the termination, a competing proposal for the Company is consummated or the Company enters into a definitive agreement providing for a competing acquisition proposal. Mallinckrodt is required to pay to the Company a termination fee of $80.2 million if the Transaction Agreement is terminated under similar circumstances, as applicable to Mallinckrodt. Additionally, the Company is required to pay Mallinckrodt a termination fee of $31.9 million if either party terminates the Transaction Agreement in a situation where the Company’s shareholders do not approve the Transaction but Mallinckrodt shareholders have approved the Transaction, while Mallinckrodt is required to pay the Company a termination fee of $30.8 million in a situation where Mallinckrodt’s shareholders do not approve the Transaction but the Company’s shareholders have approved the Transaction.

Governance

The Transaction Agreement provides that upon completion of the Transaction, Paul Efron, will serve as the Chair of the Board of Directors of the combined company, and Mr. Sigurdur “Siggi” Olafsson, will become the Chief Executive Officer and a member of the Board of Directors of the combined company. The Transaction Agreement also provides that the combined company’s Board of Directors will have a total of nine directors upon the consummation of the Transaction, including three additional directors selected by the Company, three additional directors selected by Mallinckrodt and a director to be selected by the other eight directors joining the combined company’s Board of Directors (with the post-closing chair of the Board of Directors of the combined company having both a consent right to the appointment and the casting vote in the event of a tie).

Financing

On March 13, 2025, in connection with the execution of the Transaction Agreement, Endo Finance Holdings, Inc., a subsidiary of the Company, entered into a debt commitment letter (the “Debt Commitment Letter”) with Goldman Sachs Bank USA (“Goldman”) pursuant to which Goldman committed to provide a $500 million incremental term loan facility and a $400 million bridge facility (the “Financing”), subject to customary conditions. The Company must use commercially reasonable efforts to take all actions, and do all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and subject only to the conditions described in the Debt Commitment Letter on or prior to the Closing. The definitive agreements governing the Financing must be reasonably acceptable to Mallinckrodt and consistent with the terms and conditions described in the Debt Commitment Letter. The Company may not amend or terminate the Debt Commitment Letter or any definitive agreement without Mallinckrodt’s prior written consent. If any portion of the Financing becomes unavailable, the Company and Mallinckrodt must use commercially reasonable efforts to cooperate to arrange and obtain, as promptly as practicable, alternative financing for such portion of the Financing that becomes unavailable. Mallinckrodt must use commercially reasonable efforts to provide customary cooperation, to the extent reasonably requested by the Company in writing, necessary for the arrangement of the Financing.

Mallinckrodt must use commercially reasonable efforts to deliver customary payoff documentation and facilitate the prepayment, redemption or satisfaction and discharge, as applicable, of its existing senior secured term loan credit facility and senior secured notes at Closing. The Company and Mallinckrodt must use commercially reasonable efforts to deliver customary payoff documentation and facilitate the prepayment, redemption or satisfaction and discharge, as applicable, of other material indebtedness as agreed by the Company and Mallinckrodt.

A copy of the Transaction Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Transaction Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement.

The Transaction Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company, Mallinckrodt or Merger Sub. In particular, the representations, warranties and covenants contained in the Transaction Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Transaction Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Transaction Agreement not in isolation but only in conjunction with the other information about the Company and Mallinckrodt and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (the “SEC”).

Voting Agreements

On March 13, 2025, concurrently with the execution of the Transaction Agreement, certain shareholders of the Company and shareholders of Mallinckrodt have executed voting agreements (collectively, the “Voting Agreements”) in favor of the Company and Mallinckrodt, pursuant to which the shareholders have agreed, among other things, and subject to the terms and conditions of the respective Voting Agreements, to vote all shares of Company Common Stock and Mallinckrodt Ordinary Shares, as applicable, owned by them, in favor of the Transaction.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02 – Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2025, the Company entered into an employment side letter agreement with Scott Hirsch, the Company’s interim Chief Executive Officer (the “Transition Agreement”).

The Transition Agreement provides that Mr. Hirsch’s employment with the Company will continue until the effective time of the business combination (the “Effective Time”) and, with mutual agreement, may continue for an additional 30 days following the Effective Time. In addition, in the event that Mr. Hirsch’s employment is terminated by the Company without Cause or Mr. Hirsch resigns for Good Reason (each as defined in the Transition Agreement) upon or following the Effective Time, Mr. Hirsch will be entitled to receive, in addition to any other payments that he may be owed under his existing employment agreement: (i) continued payment of his current monthly base salary of $750,000 for 12 months following termination and (ii) payment of the full COBRA premiums for Mr. Hirsch and his dependents for 12 months following termination, in each case, subject to his execution of a release and separation agreement and a mutually agreeable noncompetition agreement.

The foregoing description of the Transition Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Transition Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description

2.1*	Transaction Agreement, dated as of March 13, 2025, by and among the Company, Mallinckrodt and Merger Sub (filed under Item 1.01).

10.1	Form of Voting Agreement, by and among, the Company, Mallinckrodt and the Company’s shareholder(s) party thereto (filed under Item 1.01).

10.2	Transition Agreement between Endo, Inc. and Scott Hirsch, dated March 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Information Regarding Forward-Looking Statements

Statements in this communication that are not strictly historical (including, among other things, statements regarding the proposed business combination transaction between Mallinckrodt and Endo, Mallinckrodt and Endo’s plans to combine their generics pharmaceuticals businesses and Endo’s sterile injectables business after the close of the proposed business combination and separate that business from the combined company at a later date, the anticipated benefits of the proposed transactions, the anticipated impact of the proposed transactions on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transactions, the anticipated closing date for the proposed business combination transaction and any other statements regarding events or developments Mallinckrodt and Endo believe or anticipate will or may occur in the future) may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things:

(i)

transaction-related risks, including the parties’ ability to successfully integrate our business and Mallinckrodt’s business and unanticipated costs of such integration, which may result in the combined company not operating as effectively and efficiently as expected; uncertainties related to a future separation of the combined generics pharmaceuticals businesses of Mallinckrodt and Endo and Endo’s sterile injectables business; the risk that the expected benefits and synergies of the proposed transactions may not be fully realized in a timely manner, or at all; the risk associated with Mallinckrodt’s and Endo’s ability to obtain the approval of their shareholders and stockholders, respectively, required to consummate the proposed business combination transaction; uncertainty regarding the timing of the closing of the proposed business combination transaction; the risk that the conditions to the proposed business combination transaction may not be satisfied (or waived to the extent permitted by law) on a timely basis or at all or the failure of the proposed business combination transaction to close for any other reason or to close on the anticipated terms, including the intended tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed business combination transaction may not be obtained or may be obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed business combination transaction; unanticipated difficulties, liabilities or expenditures relating to the proposed transactions; the effect of the announcement, pendency or completion of the proposed transactions on the parties’ business relationships and business operations generally; certain restrictions on the ability of Mallinckrodt and Endo to pursue certain business activities or strategic transactions during the pendency of the proposed business combination transaction; the effect of the announcement, pendency or completion of the proposed transactions on the long-term value of Mallinckrodt’s ordinary shares and Endo’s common stock; risks that the proposed transactions may disrupt current plans and operations of Mallinckrodt and Endo and their respective management teams and potential difficulties in hiring, retaining and motivating employees as a result of the proposed transactions; risks related to our increased indebtedness as a result of the proposed business combination transaction; significant transaction costs related to the proposed business combination transaction; potential litigation relating to the proposed transactions that could be instituted against Mallinckrodt, Endo or their respective officers or directors; rating agency actions and Mallinckrodt’s and Endo’s ability to access short- and long-term debt markets on a timely and affordable basis; and risks related to the financing in connection with the transaction;

(ii)

risks related to Mallinckrodt’s business, including potential changes in Mallinckrodt’s business strategy and performance; Mallinckrodt’s initiative to explore a variety of potential divestiture, financing and other transactional opportunities; the exercise of contingent value rights by the Opioid Master Disbursement Trust II (the “Trust”); governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) SelfJect™ and the INOmax Evolve DS delivery system; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; Mallinckrodt’s ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; Mallinckrodt’s variable rate indebtedness; Mallinckrodt’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings; and

(iii)

risks related to Endo’s business, including future capital expenditures, expenses, revenues, economic performance, financial conditions, market growth and future prospects; Endo changes in competitive, market or regulatory conditions; changes in legislation or regulations; global political changes, including those related to the new U.S. presidential administration; Endo’s use of artificial intelligence and data science; the ability to obtain and maintain adequate protection for intellectual property rights; the impacts of competition such as those related to XIAFLEX®; the timing and uncertainty of the results of both the research and development and regulatory processes; health care and cost containment reforms, including government pricing, tax and reimbursement policies; litigation; the performance including the approval, introduction and consumer and physician acceptance of current and new products; the performance of third parties upon whom Endo relies for goods and services; issues associated with Endo’s supply chain; Endo’s ability to develop and expand its product pipeline and to launch new products and to continue to develop the market for XIAFLEX® and other branded, sterile injectable or generic products; the effectiveness of advertising and other promotional campaigns; and the timely and successful implementation of business development opportunities and/or any other strategic priorities.

The registration statement on Form S-4 and proxy statement/prospectus that will be filed by Mallinckrodt with the Securities and Exchange Commission (the “SEC”) will describe additional risks in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 and proxy statement/prospectus are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Mallinckrodt’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Mallinckrodt’s website (www.mallinckrodt.com) and Endo’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Endo’s website (www.endo.com). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.

The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt and Endo do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

Additional Information about the Combination and Where to Find It

In connection with the proposed transaction, Mallinckrodt intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Mallinckrodt and Endo and that also constitutes a prospectus of Mallinckrodt ordinary shares. Each of Mallinckrodt and Endo may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Mallinckrodt or Endo may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Mallinckrodt and Endo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Mallinckrodt, Endo, and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Mallinckrodt will be available free of charge on Mallinckrodt’s website at https://ir.mallinckrodt.com. Copies of the documents filed with the SEC by Endo will be available free of charge on Endo’s website at https://investor.endo.com.

Participants in the Solicitation of Proxies

Mallinckrodt, Endo, and certain of their respective directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Mallinckrodt, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) Mallinckrodt’s proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1567892/000110465924046964/tm242936-1_def14a.htm), including under the headings “Corporate Governance”, “Our Director Nominees,” “Board of Directors and Board Committees,” “Compensation of Non-Employee Directors,” “Executive Officers” “Compensation of Executive Officers,” “Pay Versus Performance,” “Security Ownership and Reporting,” “Equity Compensation Plan Information” and “Proposals 1(A) Through 1(E): Election of Directors”, (ii) Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, which was filed with the SEC on March 13, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001567892/000156789225000010/mnk-20241227.htm), including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, “Item 13. Certain Relationships and Related Transactions and Director Independence”, and (iii) to the extent holdings of Mallinckrodt’s securities by its directors or executive officers have changed since the amounts set forth in Mallinckrodt’s proxy statement for its 2024 Annual Meeting of Shareholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results (https://www.sec.gov/cgi-bin/browse-edgar? action=getcompany&CIK=0001567892&type=&dateb=&owner=only&count=40&search_text=).

Information about the directors and executive officers of Endo, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) Endo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 13, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0002008861/000200886125000007/ndoi-20241231.htm), including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”. “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, “Item 13. Certain Relationships and Related Transactions and Director Independence”, and (ii) to the extent holdings of Endo’s securities by its directors or executive officers have changed since the amounts set forth in Endo’s Annual Report on Form 10-K, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results (https://www.sec.gov/cgi-bin/browse-edgar? action=getcompany&CIK=0002008861&type=&dateb=&owner=only&count=40&search_text=). Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read these materials carefully before making any voting or investment decisions. You may obtain free copies of these documents from Mallinckrodt or Endo using the sources indicated above.

NO OFFER OR SOLICITATION

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO, INC.

Date: March 14, 2025	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer and Secretary